Exhibit 99.1

Contact:

Jerry Goldstein, CEO
or Lisa Gordon, Investor Relations
Advanced Magnetics, Inc.
(617) 497-2070

For Immediate Release

ADVANCED MAGNETICS ANNOUNCES TWO NEW MEMBERS JOIN
ITS BOARD OF DIRECTORS

Cambridge, MA, November 19, 2003 — Advanced Magnetics, Inc. (AMEX: AVM) today announced that two new directors have joined its Board of Directors.  The two new members are Mark Skaletsky, Chairman, President and CEO of Essential Therapeutics, and Theodore I. Steinman, MD, Professor of Medicine, Harvard Medical School.

“We are very pleased that Mr. Skaletsky and Dr. Steinman have agreed to join our Board,” stated Jerome Goldstein, Chairman of the Board and CEO.  “Their combined expertise will be invaluable and add a new perspective as we continue to advance the development of our key products.  We look forward to benefiting from their unique insights, particularly Mr. Skaletsky’s know-how and guidance as a leader in the biotech industry and Dr. Steinman’s renowned work in nephrology.”

Mr. Skaletsky has been Chairman, President and CEO of Essential Therapeutics since 2001.  From 1993 to 2000, Mr. Skaletsky was the President and CEO of GelTex Pharmaceuticals, Inc., a company which researches and develops non-absorbed polymer drugs and was acquired by Genzyme Corporation in December 2000.  From 1988 to 1993, Mr. Skaletsky served as Chairman and CEO of Enzytech, Inc. a biotechnology company subsequently acquired by Alkermes, Inc., a pharmaceutical company applying the tools of biotechnology to the development of proprietary drug delivery systems.  From 1981 to 1988, Mr. Skaletsky served as President and COO of Biogen, Inc., a biotechnology company focused on products for multiples sclerosis, inflammatory, respiratory and kidney diseases, and certain viruses and cancers.  Mr. Skaletsky serves on the Board of Directors and is the former Chairman of the Biotechnology Industry Organization (BIO).  Mr. Skaletsky also serves on the boards of several public, private and non-profit organizations.

Dr. Steinman is a Senior Physician, Division of Nephrology, Beth Israel Deaconess Medical Center and Brigham and Womens Hospital and a Professor of Medicine at Harvard Medical School.  He is a past President of the National Kidney Foundation of Massachusetts, a member of the Medical Advisory Board of the Kidney Disease Outcomes Initiative (K/DOQI) of the National Kidney Foundation, a member of the Board of Directors of the National Kidney Foundation, a member of the National Institutes of Health, NIDDK, DKUHD, National Kidney Disease Education Program Steering Committee, a past President of the Renal Physician’s Association and past Chairman of the Scientific Advisory Committee of the Polycystic Kidney Foundation.  Dr. Steinman is also on the editorial boards of several medical journals including The New England Journal of Medicine, American Journal of Kidney Diseases, American Journal of Nephrology, and Kidney International and has published extensively in a wide variety of areas in nephrology.

Advanced Magnetics, Inc. is the premier developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products.  As a leader in its field, Advanced Magnetics is dedicated to the development and commercialization of its proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer.  For more information about Advanced Magnetics, please visit the company’s website at www.advancedmagnetics.com, which is not part of this press release.

This document contains forward-looking statements.  Any statements contained in this press release that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  Such risks and uncertainties include the following: the timing and results of product development efforts with respect to ferumoxytol; the timing and results of FDA interactions regarding the clinical development of ferumoxytol; uncertainties regarding clinical studies; uncertainties related to the Company’s ability to resolve the outstanding issues from the approvable letter received from the FDA for Combidex; the timing and results of FDA actions regarding Combidex; uncertainties relating to patents and proprietary rights; and other risks identified in Advanced Magnetics, Inc.’s Securities and Exchange Commission filings.  The Company cautions readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made.  Advanced Magnetics disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

# # #